EXHIBIT 10.45

FOURTH AMENDMENT TO CREDIT AGREEMENT

MULTI-COLOR CORPORATION, an Ohio corporation (the “Company”), LASALLE BANK NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION and HARRIS TRUST AND SAVINGS BANK (each individually a “Lender” and collectively the “Lenders”), and LASALLE BANK NATIONAL ASSOCIATION, as agent for the Lenders (the “Agent”), hereby agree as follows effective as of September 27, 2006 (the “Effective Date”):

1.	Recitals.

1.1	Effective as of July 12, 2002, the Company, the Lenders and the Agent entered into a Fifth Amended and Restated Credit, Reimbursement and Security Agreement, which amended and fully restated a Credit, Reimbursement and Security Agreement originally dated as of July 15, 1994 (as amended by the First Amendment to Credit Agreement dated as of December 30, 2003, as further amended by the Second Amendment to Credit Agreement dated as of June 30, 2004, and as further amended by the Third Amendment and Consent Agreement dated as of January 25, 2005, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

1.2	The Company has requested that the Lenders extend the Termination Date of the Credit Facilities for ninety (90) days, and the Lenders are willing to do so subject to and in accordance with the terms of this Fourth Amendment to Credit Agreement (this “Amendment”).

2.	Amendments to Credit Agreement.

2.1. Section 1.1.137 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

1.1.137	“Termination Date” will mean November 1, 2007; provided, however, that the Termination Date will in no event be later than the date on which all of the Commitments for the Credit Facilities will have been terminated in whole, whether by expiration or upon acceleration.

2.2 The following is added as Section 2.13.2.e of the Credit Agreement:

e.	Letter of Credit and Standby Letter of Credit Fronting Fees. In addition to the Letter of Credit Fees set forth in Section 2.13.2.d., above, the Company will pay to the Agent, for the Agent’s account, a fronting fee as set forth in the Fee Letter dated as of September 27, 2006 by and between the Agent and the Company.

3.	Representations, Warranties and Covenants of the Company. To induce the Lenders and the Agent to enter into this Amendment, the Company represents, warrants and covenants as follows:

3.1	The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by the Company of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, constitute a default under or in violation of, the terms of its organizational documents as in effect on the Effective Date, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any material agreement or instrument to which it is a party or by which it is bound or to which it is subject.

3.2	This Amendment has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and (ii) general equitable principles (regardless of whether enforcement is sought in equity or law).

3.3	As of the Effective Date, all of the Company’s covenants, representations and warranties set forth in the Credit Agreement or in the other Loan Documents to which it is a party are, to the extent they do not expressly relate to an earlier date, true and correct as of the date hereof, and no Potential Default, Default or Event of Default under or within the meaning of the Credit Agreement or the other Loan Documents has occurred and is continuing.

4.	Claims and Release of Claims by the Company. The Company represents and warrants that neither the Company nor any of its Subsidiaries has any claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or tort, whether now accrued or hereafter maturing (collectively, “Claims”) against any Lender or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the successors and assigns of any of them (collectively, “Lender Parties”), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event (as defined below). As an inducement to the Lenders and the Agent to enter into this Amendment, the Company on behalf of itself, its Subsidiaries, and all of their respective successors and assigns, hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon, or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Loans, Notes, or Letters of Credit.

5.	Conditions. On or prior to the Effective Date, each of the following conditions precedent shall have been satisfied. The Company agrees that any failure by the Company to satisfy each of the following conditions will not in any way affect or impair its obligations or be construed as a waiver by the Agent or the Lenders of, or otherwise affect, any of the Agent’s or the Lenders’ rights under the Credit Agreement or any of the other Loan Documents.

5.1	Fees and Expenses. The Agent shall have received evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Effective Date, together with all expenses and reasonable attorneys’ fees incurred by the Agent or any Lender in connection with the preparation, execution and delivery of this Amendment and the related documents to the extent invoiced as of the Effective Date, plus such additional amounts as shall constitute the Agent’s reasonable estimate of post-closing fees, costs and expenses (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

5.2	Officer’s Certificates. The Agent shall have received a certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company, certifying that (A) no change has occurred with regard to the Company’s Articles of Incorporation or Regulations since January 25, 2005 (the effective date of the Third Amendment and Consent Agreement), or to the organizational documents of any of the Company’s Subsidiaries since January 25, 2005 or the most recent certification to the Lenders, whichever is later, and (B) each of the representations and warranties made by the Company in this Amendment is true and correct on and as of the Effective Date.

5.3	Proof of Authority. The Agent shall have received copies, certified by the Secretary of the Company to be true and complete on and as of the Effective Date, of records of all action taken by the Company to authorize (i) the execution and delivery of this Amendment; and (ii) the performance of all of the Company’s obligations under this Amendment.

5.4	No Adverse Changes. Since March 31, 2006 (the date of the most recent audited financial statements of the Company delivered to the Agent), no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of the Company or any of its Subsidiaries which, individually or in the aggregate, are materially adverse to the Company or any of its Subsidiaries, and the Agent shall have completed, to its reasonable satisfaction, such review of the status of all current and pending legal issues, if any, as the Agent shall deem necessary or appropriate.

5.5	Performance, Etc. The Company shall have duly and properly performed, complied with, and observed each of its covenants, agreements, and obligations contained in this Amendment.

5.6	Other Information. The Agent shall have received such other information concerning the Company or any of its Subsidiaries and such other agreements, instruments or certificates relating to the Credit Agreement and the Obligations as the Agent or any Lender may reasonably require.

6.	General.

6.1	Except as expressly modified herein, the Credit Agreement is and remains in full force and effect.

6.2	Nothing contained herein will be construed as waiving any Default, Potential Default or Event of Default or will affect or impair any right, power or remedy of any Lender or the Agent under or with respect to the Credit Agreement, any of the other Loan Documents, or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

6.3	Any renewal of, restatement of, replacement of or substitution for the Credit Agreement, any of the Notes, or any of the other Loan Documents will not be deemed to constitute a novation thereof, or to release or otherwise adversely affect any lien, mortgage or security interest securing any of the Obligations or any rights of the Agent or any Lender against any guarantor, surety or other party primarily or secondarily liable for any of the Obligations.

6.4	This Amendment will be binding upon and inure to the benefit of the Company, the Lenders, the Agent, and their respective successors and assigns.

6.5	All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Amendment.

6.6	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

6.7	This Amendment will, in all respects, be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

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This Amendment is executed as of the Effective Date.

MULTI-COLOR CORPORATION, as the Company

By:	/s/ Mary T. Fetch
Print Name:	Mary T. Fetch
Title:	Treasurer

LASALLE BANK NATIONAL ASSOCIATION, on its own behalf as a Lender and as the Agent

By:	/s/ Shawna Elkus
Print Name:	Shawna Elkus
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William R. Flax
Print Name:	William R. Flax
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Louis A. Fender
Print Name:	Louis A. Fender
Title:	Senior Vice President

HARRIS N.A. (As successor by merger with Harris Trust and Savings Bank) as a Lender

By:	/s/ David L. Mistic
Print Name:	David L. Mistic
Title:	Vice President